EXHIBIT 99.1
FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Blake Mueller (718) 578-3706

EMCOR GROUP, INC. REPORTS FIRST QUARTER 2023 RESULTS

- Record First Quarter Revenues of $2.89 billion, 11.5% Increase Year-over-Year -
- Record First Quarter Diluted EPS of $2.32, 66.9% Increase Year-over-Year -
- Record Remaining Performance Obligations of $7.87 billion, 32.3% Increase Year-over-Year -
- Increases 2023 Diluted EPS Guidance Range to $9.25 - $10.00 from $8.75 - $9.50 -

NORWALK, CONNECTICUT, April 27, 2023 - EMCOR Group, Inc. (NYSE: EME) today reported results for the quarter ended March 31, 2023.

For the first quarter of 2023, net income was $111.5 million, or $2.32 per diluted share, compared to $73.4 million, or $1.39 per diluted share, for the first quarter of 2022. Revenues for the first quarter of 2023 totaled $2.89 billion, an increase of 11.5% from the year ago period.

Operating income for the first quarter of 2023 was $154.9 million, or 5.4% of revenues, compared to $100.0 million, or 3.9% of revenues, for the first quarter of 2022.

Selling, general and administrative expenses for the first quarter of 2023 totaled $281.2 million, or 9.7% of revenues, compared to $252.6 million, or 9.7% of revenues, for the first quarter of 2022.

The Company's income tax rate for the first quarter of 2023 was 27.0% compared to an income tax rate of 26.5% for the first quarter of 2022.

Remaining performance obligations as of March 31, 2023 were $7.87 billion, compared to $5.95 billion as of March 31, 2022. Total remaining performance obligations grew approximately $1.92 billion year-over-year.

Tony Guzzi, Chairman, President and Chief Executive Officer of EMCOR, commented, “The Company posted record first quarter revenues reflecting solid year-over-year growth despite a challenging operating environment. Strong demand for our services across several resilient non-residential market sectors, and from the majority of our reportable segments, drove revenue growth of 11.5% during the quarter, 10.1% of which was organic. Our consolidated operating margin expanded 150 basis points to 5.4% despite persistent inflationary and supply chain challenges. We continue to have strong near-term visibility with a healthy project pipeline reflected by our record remaining performance obligations of $7.87 billion, which grew $1.92 billion, or 32.3%, year-over-year.
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EMCOR Reports First Quarter Results	Page 2

Mr. Guzzi added, “Our U.S. Construction segments drove another quarter of solid top-line growth, up a combined 13.8% year-over-year, led by our U.S. Electrical Construction segment, which delivered revenue growth of 23.5% year-over-year. Our U.S. Mechanical Construction segment continues to perform exceptionally well with first quarter operating margin of 8.0% and organic revenue growth of 8.7% year-over-year. Our U.S. Building Services segment generated a 14.1% increase in revenues, driven by its mechanical services division, which continued to experience broad based growth across all service lines. Operating margin of U.S. Building services increased to 5.2% as we successfully executed project work and managed to address some of the supply chain challenges that negatively impacted our business last year. Our U.S. Industrial Services segment improved at a steady pace, delivering solid revenue and operating income results as we continue to see modest increases in the demand for our services and we execute work for our customers. Finally, our U.K. Building Services segment had declines in revenue and operating income as it faced recessionary pressure and foreign exchange headwinds.”

Based on year-to-date performance, current operating conditions, and strong near-term visibility, EMCOR is increasing its full-year 2023 diluted earnings per share guidance range to $9.25 to $10.00, an increase from the prior guidance range of $8.75 to $9.50. The Company is maintaining its full-year 2023 revenue guidance of $12.0 billion to $12.5 billion.

Mr. Guzzi concluded, “Looking forward at the balance of the year, we will continue to execute with discipline and flexibility. We are positioned well as we advance forward through 2023 and, while supply chain challenges and inflationary pressures still exist, we will continue to adapt to these challenges through better planning, estimating, and resource allocation. We expect to generate strong operating cash flow and remain committed to our balanced capital allocation strategy, pursuing both organic investments and strategic acquisitions, as well as returning capital to shareholders through share repurchases and dividends.”

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

EMCOR Group's first quarter conference call will be available live via internet broadcast today, Thursday, April 27, at 10:30 AM Eastern Daylight Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

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EMCOR Reports First Quarter Results	Page 3

Forward Looking Statements:

This release contains certain forward-looking statements. Any such comments speak only as of April 27, 2023, and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements may include statements regarding anticipated future operating and financial performance, including financial guidance and projections underlying that guidance; the nature and impact of our remaining performance obligations; our ability to pursue acquisitions; our ability to return capital to shareholders; market opportunities; market growth prospects; customer trends; project mix; and projects with varying profit margins and contractual terms. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements do not guarantee future performance or events. Applicable risks and uncertainties include, but are not limited to, adverse effects of general economic conditions; changes in interest rates; domestic and international political developments; changes in the specific markets for EMCOR’s services; adverse business conditions, including labor market tightness, productivity challenges, the nature and extent of supply chain disruptions impacting availability and pricing of materials, and inflationary trends more generally, including fluctuations in energy costs; the impact of legislation and/or government regulations; the availability of adequate levels of surety bonding; increased competition; unfavorable developments in the mix of our business; and the continuing impact of the COVID-19 pandemic, on our revenue and operations. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2022 Form 10-K, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating any forward-looking statements.

Non-GAAP Measures:

This release may include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our ongoing operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP, and may not be comparable to the calculation of similar measures of other companies.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)
(Unaudited)

	For the quarters ended March 31,
	2023	2022
Revenues	$2,890,432	$2,592,549
Cost of sales	2,454,370	2,239,994
Gross profit	436,062	352,555
Selling, general and administrative expenses	281,152	252,598
Operating income	154,910	99,957
Net periodic pension (cost) income	(274)	1,169
Interest expense, net	(1,832)	(1,289)
Income before income taxes	152,804	99,837
Income tax provision	41,331	26,451
Net income	$111,473	$73,386

Basic earnings per common share	$2.33	$1.39

Diluted earnings per common share	$2.32	$1.39

Weighted average shares of common stock outstanding:
Basic	47,775,819	52,713,005
Diluted	47,945,815	52,916,559

Dividends declared per common share	$0.15	$0.13

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited) March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$420,075	$456,439
Accounts receivable, net	2,669,356	2,567,371
Contract assets	302,750	273,176
Inventories	100,405	85,641
Prepaid expenses and other	69,834	79,346
Total current assets	3,562,420	3,461,973
Property, plant and equipment, net	160,417	157,819
Operating lease right-of-use assets	274,917	268,063
Goodwill	923,274	919,151
Identifiable intangible assets, net	584,598	593,975
Other assets	135,284	123,626
Total assets	$5,640,910	$5,524,607
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and finance lease liabilities	$15,524	$15,567
Accounts payable	724,104	849,284
Contract liabilities	1,156,530	1,098,263
Accrued payroll and benefits	385,621	465,000
Other accrued expenses and liabilities	310,793	258,190
Operating lease liabilities, current	68,819	67,218
Total current liabilities	2,661,391	2,753,522
Borrowings under revolving credit facility	100,000	—
Long-term debt and finance lease liabilities	231,319	231,625
Operating lease liabilities, long-term	226,288	220,764
Other long-term obligations	355,587	344,405
Total liabilities	3,574,585	3,550,316
Equity:
Total EMCOR Group, Inc. stockholders’ equity	2,065,623	1,973,589
Noncontrolling interests	702	702
Total equity	2,066,325	1,974,291
Total liabilities and equity	$5,640,910	$5,524,607

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Quarters Ended March 31, 2023 and 2022
(In thousands) (Unaudited)

	2023	2022
Cash flows - operating activities:
Net income	$111,473	$73,386
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	12,621	11,578
Amortization of identifiable intangible assets	15,877	15,551
Non-cash share-based compensation expense	4,087	3,438
Other reconciling items	162	(226)
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(228,803)	(199,541)
Net cash used in operating activities	(84,583)	(95,814)
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(11,834)	(2,914)
Proceeds from sale or disposal of property, plant and equipment	9,583	462
Purchases of property, plant and equipment	(23,154)	(11,501)
Net cash used in investing activities	(25,405)	(13,953)
Cash flows - financing activities:
Proceeds from revolving credit facility	100,000	—
Repayments of finance lease liabilities	(780)	(979)
Dividends paid to stockholders	(7,151)	(6,930)
Repurchases of common stock	(16,033)	(181,810)
Taxes paid related to net share settlements of equity awards	(5,242)	(4,944)
Issuances of common stock under employee stock purchase plan	2,168	1,955
Payments for contingent consideration arrangements	(1,456)	(805)
Net cash provided by (used in) financing activities	71,506	(193,513)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2,239	(3,419)
Decrease in cash, cash equivalents, and restricted cash	(36,243)	(306,699)
Cash, cash equivalents, and restricted cash at beginning of year (1)	457,068	822,568
Cash, cash equivalents, and restricted cash at end of period (2)	$420,825	$515,869
_________
(1)Includes $0.6 million and $1.2 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of December 31, 2022 and 2021, respectively.
(2)Includes $0.8 million and $1.4 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of March 31, 2023 and March 31, 2022, respectively.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the quarters ended March 31,
	2023	2022
Revenues from unrelated entities:
United States electrical construction and facilities services	$644,746	$522,030
United States mechanical construction and facilities services	1,078,558	992,644
United States building services	725,375	635,627
United States industrial services	330,883	310,751
Total United States operations	2,779,562	2,461,052
United Kingdom building services	110,870	131,497
Total operations	$2,890,432	$2,592,549

	For the quarters ended March 31,
	2023	2022
Operating income (loss):
United States electrical construction and facilities services	$40,516	$19,993
United States mechanical construction and facilities services	86,227	58,433
United States building services	37,650	24,163
United States industrial services	15,020	13,258
Total United States operations	179,413	115,847
United Kingdom building services	5,424	10,588
Corporate administration	(29,927)	(26,478)
Total operations	154,910	99,957
Other items:
Net periodic pension (cost) income	(274)	1,169
Interest expense, net	(1,832)	(1,289)
Income before income taxes	$152,804	$99,837

EMCOR GROUP, INC.
RECONCILIATION OF ORGANIC REVENUE GROWTH
(In thousands, except for percentages) (Unaudited)

The following table provides a reconciliation between organic revenue growth, a non-GAAP measure, and total revenue growth for the quarter ended March 31, 2023.

	For the quarter ended March 31, 2023
	$	%
GAAP revenue growth	$297,883	11.5%
Incremental revenues from acquisitions	(35,220)	(1.4)%
Organic revenue growth, a non-GAAP measure	$262,663	10.1%

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